UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 20, 2013

CLEAN DIESEL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-33710	06-1393453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4567 TELEPHONE ROAD, SUITE 100 VENTURA, CALIFORNIA		93003
(Address of Principal Executive Offices)		(Zip Code)

(805) 639-9458

(Registrants telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2013, the Board of Directors (the “Board”) of Clean Diesel Technologies, Inc. (the “Company”) upon recommendation of the Compensation and Nominating Committee (the “Committee”) granted restricted share units (“RSUs”) under the Company’s Stock Incentive Plan (the “Plan”) to certain named executive officers. The RSU awards cover the numbers of shares of the Company’s common stock as set forth below:

Name	Number of Shares Subject to RSU Grant
R. Craig Breese	106,241
Stephen J. Golden	25,498
Nikhil A. Mehta	23,712

The RSUs were granted on March 20, 2013 and vest over a three-year period, with one-third (1/3) vesting on each of March 20, 2014, March 20, 2015 and March 20, 2016. Issuance of the shares of Company common stock underlying the RSUs is expected to occur on the vesting date. RSUs that have not vested at the time of the grantee’s termination of service, for any or no reason other than death, will be forfeited. The grants are contingent on execution of the Company’s form of restricted share units agreement and are subject to the terms and conditions of the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN DIESEL TECHNOLOGIES, INC.

March 22, 2013	By:	/s/ Nikhil A. Mehta
Name: Nikhil A. Mehta
Title: Chief Financial Officer